Exhibit 99.2

Phio Pharmaceuticals Announces Closing of $8.0 Million

Underwritten Public Offering

MARLBOROUGH, Mass., February 13, 2020 /PRNewswire/ -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a biotechnology company developing the next generation of immuno-oncology therapeutics based on its proprietary self-delivering RNAi (INTASYL™) therapeutic platform, today announced the closing of its previously announced underwritten public offering of 993,633 units at a public price of $4.00 per unit and 1,006,367 pre-funded units at a public price of $3.999 per pre-funded unit, raising gross proceeds of approximately $8.0 million, prior to deducting underwriting discounts and commissions and estimated offering expenses.

H.C. Wainwright & Co. acted as the sole book-running manager for the offering.

Phio intends to use the net proceeds from this offering to fund the development of its immuno-oncology programs, for other research and development activities and for general working capital needs.

The Company has also granted the underwriter a 30-day option to purchase up to an additional 300,000 shares of common stock and/or warrants to purchase up to 300,000 shares of common stock, which option to purchase warrants was exercised by the underwriter.

Each unit sold in this offering contains one share of common stock and one warrant to purchase one share of common stock. Each pre-funded unit sold in this offering contains one pre-funded warrant to purchase one share of common stock at an exercise price of $0.001 per share and one warrant to purchase one share of common stock. Each warrant included in the units has an exercise price of $4.00 per share, is immediately exercisable and will expire five years from the date of issuance. The shares of common stock (or the pre-funded warrants, as the case may be) and the accompanying warrants included in the units or pre-funded units were purchased together in this offering, but were issued separately.

The securities described above were offered by Phio pursuant to a registration statement on Form S-1 (File No. 333-234032) declared effective by the Securities and Exchange Commission (the “SEC”) on February 11, 2020. The offering was made only by means of a prospectus forming a part of the effective registration statement. Electronic copies of the final prospectus may be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by e-mailing placements@hcwco.com or via telephone at (646) 975-6996 or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a biotechnology company developing the next generation of immuno-oncology therapeutics based on its self-delivering RNAi (INTASYL™) therapeutic platform. The Company's efforts are focused on silencing tumor-induced suppression of the immune system through our proprietary INTASYL™ platform with utility in immune cells and/or the tumor micro-environment. Our goal is to maximize the power of our INTASYL™ therapeutic compounds by weaponizing immune effector cells to overcome tumor immune escape providing patients a powerful new treatment option that goes beyond current treatment modalities. For additional information, visit the Company's website, www.phiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and include statements regarding the use of proceeds. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the Securities and Exchange Commission. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact

Phio Pharmaceuticals Corp.

ir@phiopharma.com

Investor Contact

Ashley R. Robinson
LifeSci Advisors
arr@lifesciadvisors.com

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